FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS FIFTH AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of May 3, 2021, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and XERIS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 180 North LaSalle Street, Suite 1600, Chicago, IL 60601 (“Borrower”).
A.WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 10, 2019 (as amended, supplemented or otherwise modified from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of April 21, 2020, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 2020, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of August 5, 2020, and that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of October 23, 2020, collectively, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
B.WHEREAS, Borrower has requested that Collateral Agent and Lenders (i) modify the amortization schedule and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein; and
C.WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.
Agreement
    NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1Section 2.2 (Term Loans). Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(b)    Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan (including the Original Term Loans) and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in

Section 2.3(a), and (3) a repayment schedule equal to thirty (30) months; provided, however, (A) if Borrower achieves Revenue Milestone A, then the foregoing clause (3) shall be based upon a repayment schedule equal to twenty-four (24) months, (B) if the repayment schedule is twenty-four (24) months and Borrower achieves Revenue Milestone B, then the foregoing clause (3) shall be based upon a repayment schedule equal to twenty-one (21) months, and (C) if the repayment schedule is twenty-one (21) months and Borrower achieves Revenue Milestone C, then the foregoing clause (3) shall be based upon a repayment schedule equal to eighteen (18) months. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”
2.2Section 2.5 (Fees). New Section 2.5(e) is hereby added to the Loan Agreement to read as follows:
“(e)    Fifth Amendment Fee.    A fully earned, non-refundable amendment fee in the amount of Thirty-Five Thousand Dollars ($35,000.00) (the “Fifth Amendment Fee”) to be shared between the Lenders in accordance with their respective Pro Rata Shares due and payable on the earliest to occur of (i) the Maturity Date, (ii) the acceleration of any Term Loan, and (iii) the prepayment of a Term Loan pursuant to Sections 2.2(c) or 2.2(d)(ii)(II).”
2.3Section 10 (Notices). Section 10 of the Loan Agreement is hereby amended by replacing the notice information for Collateral Agent with the following:
“If to Collateral Agent:        OXFORD FINANCE LLC
115 South Union Street
Suite 300
Alexandria, VA 22314
Attention: Legal Department
Fax: (703) 519-5225
Email: LegalDepartment@oxfordfinance.com

with a copy to:             SILICON VALLEY BANK
4370 La Jolla Village Drive, Suite 1050
San Diego, CA 92122
Attention: Anthony Flores
Fax: (858) 622-1424
Email: aflores@svb.com

with a copy (which shall not constitute notice) to:

                DLA Piper LLP (US)
                500 8th Street, NW
                Washington, DC 20004
                Attention: Eric Eisenberg
                Fax: (202) 799-5211
Email: eric.eisenberg@dlapiper.com”
2.4Section 13.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:
“Amortization Date” is, with respect to each Term Loan, January 1, 2022; provided, however, (a) if Borrower achieves Revenue Milestone A on or prior to November 30, 2021, then the Amortization Date shall automatically be extended to July 1, 2022, (b) if the Amortization

Date has been extended to July 1, 2022 and Borrower achieves Revenue Milestone B on or prior to May 31, 2022, then the Amortization Date shall automatically be extended to October 1, 2022, and (c) if the Amortization Date has been extended to October 1, 2022 and Borrower achieves Revenue Milestone C on or prior to August 31, 2022, then the Amortization Date shall automatically be extended to January 1, 2023.

“Basic Rate” is, with respect to a Term Loan, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the sum of (a) the greater of (i) the thirty (30) day U.S. Dollars LIBOR rate (the “Index Rate”) reported in The Wall Street Journal on the last Business Day of the month that immediately precedes the month in which the interest will accrue and (ii) two and forty-three hundredths of one percent (2.43%), plus (b) six and one quarter of one percent (6.25%); provided, however, in no event shall the Basic Rate for any Term Loan be less than eight and sixty-eight hundredths of one percent (8.68%). Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a LIBOR Transition Event, Collateral Agent may amend this Agreement to replace the Basic Rate with the LIBOR Replacement Rate. Any such amendment with respect to a LIBOR Transition Event will become effective at 5:00 p.m. (Eastern Standard Time) on the third Business Day after Collateral Agent has notified Borrower of such amendment. Any determination, decision or election that may be made by Collateral Agent pursuant hereto will be conclusive and binding absent manifest error and may be made in Collateral Agent’s sole but reasonable discretion and without consent from any other party.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fifth Amendment Effective Date” is May 3, 2021.

“Fifth Amendment Fee” is defined in Section 2.5(e).

“LIBOR Replacement Rate” means the sum of: (a) the alternate benchmark rate (which may include SOFR) that has been selected by Collateral Agent in a manner that is consistent across its entire loan portfolio giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR rate for U.S. dollar-denominated syndicated credit facilities and (b) the LIBOR Replacement Spread; provided that, if the LIBOR Replacement Rate as so determined would be less than zero, the LIBOR Replacement Rate will be deemed to be zero for the purposes of this Agreement.
“LIBOR Replacement Spread” means, with respect to any replacement of the Basic Rate, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Collateral Agent in a manner that is consistent across its entire loan portfolio giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR rate by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR rate for U.S. dollar-denominated syndicated credit facilities at such time.
“LIBOR Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR rate:

(1)a public statement or publication of information by or on behalf of the administrator of the LIBOR rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR rate;

(2)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR rate, a resolution authority with jurisdiction over the administrator for the LIBOR rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR rate, which states that the administrator of the LIBOR rate has ceased or will cease to provide the LIBOR rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR rate; or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR rate announcing that the LIBOR rate is no longer representative.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Revenue Milestone A” means Borrower’s delivery to Collateral Agent and the Lenders, after the Fifth Amendment Effective Date but prior to December 15, 2021, of evidence, in form and content acceptable to Collateral Agent and the Lenders, that Borrower and its Subsidiaries have achieved consolidated revenue from commercial product sales and royalties from commercial product sales (excluding, however, any upfront or milestone payments from licensing agreements), measured in accordance with GAAP on a trailing six (6) month basis as of the last day of any fiscal month, of not less than Nineteen Million Two Hundred Thousand Dollars ($19,200,000.00).

“Revenue Milestone B” means Borrower’s delivery to Collateral Agent and the Lenders, after the Fifth Amendment Effective Date but prior to June 15, 2022, of evidence, in form and content acceptable to Collateral Agent and the Lenders, that Borrower and its Subsidiaries have achieved consolidated revenue from commercial product sales and royalties from commercial product sales (excluding, however, any upfront or milestone payments from licensing agreements), measured in accordance with GAAP on a trailing six (6) month basis as of the last day of any fiscal month, of not less than Twenty-Three Million One Hundred Thousand Dollars ($23,100,000.00).

“Revenue Milestone C” means Borrower’s delivery to Collateral Agent and the Lenders, after the Fifth Amendment Effective Date but prior to September 15, 2022, of evidence, in form and content acceptable to Collateral Agent and the Lenders, that Borrower and its Subsidiaries have achieved consolidated revenue from commercial product sales and royalties from commercial product sales (excluding, however, any upfront or milestone payments from licensing agreements), measured in accordance with GAAP on a trailing six (6) month basis as of the last day of any fiscal month, of not less than Twenty-Six Million Six Hundred Thousand Dollars ($26,600,000.00).

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

3.Limitation of Amendment.
3.1The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and (b) no Event of Default has occurred and is continuing;
4.2Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;
4.6This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Release by Borrower.
5.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).
5.2In furtherance of this release, Borrower expressly acknowledges and waives the provisions of the following and any similar provision under the laws of any state:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

5.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
5.4This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.
6.Post-Closing Requirement. Within thirty (30) days after the date of this Amendment, Borrower shall deliver to Collateral Agent and Lenders (a) a corrected or supplemental landlord waiver for Borrower’s leased real property at 1375 West Fulton Market, Suite 850, Chicago, Illinois, such landlord waiver to update Borrower’s suite and otherwise in form and substance reasonably satisfactory to Collateral Agent and (b) any amendments, replacements or supplements to existing bailee waivers required by Section 6.11 of the Loan Agreement as of the

Fifth Amendment Effective Date, such bailee amendments, replacements or supplements in form and substance reasonably satisfactory to Collateral Agent.
7.Effectiveness. This Amendment shall be deemed effective as of the date hereof upon the due execution, by the parties thereto, and delivery to Collateral Agent and Lenders of this Amendment and updated Perfection Certificates for Borrower.
8.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
9.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to the Amended and Restated Loan Agreement to be executed as of the date first set forth above.

BORROWER:

XERIS PHARMACEUTICALS, INC.

By /s/ Barry M. Deutsch
Name: Barry M. Deutsch
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

LENDER:

SILICON VALLEY BANK

By /s/ Kristine Rohmer
Name: Kristine Rohmer
Title: Vice President

[Signature Page to Fifth Amendment to Amended
and Restated Loan and Security Agreement]